UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2016

C1 Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	001-36595	46-4241720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 5th Street South St. Petersburg, Florida 33701
(Address of Principal Executive Offices)

(877) 266-2265 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the acquisition of C1 Financial, Inc. (“C1”) by Bank of the Ozarks, Inc. (“Ozarks”). The acquisition of C1 was effected in accordance with the previously disclosed Agreement and Plan of Merger dated as of November 9, 2015 (the “Merger Agreement”) by and among C1 and its wholly-owned bank subsidiary, C1 Bank (“C1 Bank”), and Ozarks and its wholly-owned bank subsidiary, Bank of the Ozarks (“Bank of the Ozarks”). Pursuant to the Merger Agreement, on July 21, 2016 C1 merged with and into Ozarks (the “Merger”), with Ozarks surviving the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), each share of C1’s common stock, was converted into the right to receive 0.6283 of a share of Ozarks’ common stock (plus cash in lieu of any fractional shares) (the “Merger Consideration”), subject to certain limited exceptions set forth in the Merger Agreement. Immediately following the Merger, C1 Bank, was merged into Bank of the Ozarks.

The description of the terms of the Merger Agreement contained in this Item 2.01 is only a summary, does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to C1’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2015, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the New York Stock Exchange (the “NYSE”) was notified that each outstanding share of C1’s common stock was converted into the right to receive the Merger Consideration described above, subject to certain limited exceptions set forth in the Merger Agreement. C1 requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to delisting C1’s shares of common stock. C1’s common stock has been delisted and removed from trading on the NYSE, with its final day of trading having occurred on July 21, 2016.

Item 3.03. Material Modifications to Rights of Security Holders.

At the Effective Time, each outstanding share of C1 common stock was converted into the right to receive the Merger Consideration, subject to certain limited exceptions set forth in the Merger Agreement.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of C1 occurred on July 21, 2016 and the separate existence of C1 ceased.

The information set forth in Item 2.01 and Item 3.03 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each named executive officer and each member of C1’s board of directors ceased to be executive officers and directors of C1 and each named executive officer and each member of C1 Bank’s board of directors ceased to be executive officers and directors of C1 Bank.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the articles of incorporation and bylaws of Ozarks immediately prior to the Effective Time became the articles of incorporation and bylaws of the surviving company upon completion of the Merger.

Item 9.01. Exhibits and Financial Statements

(d)	Exhibits

2.1	Agreement and Plan of Merger among, Bank of the Ozarks, Inc., Bank of the Ozarks, C1 Financial, Inc. and C1 Bank dated as of November 12, 2015, incorporated by reference to Exhibit 2.1 to C1’s Current Report on Form 8-K filed November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 Financial, Inc.

Date:	July 21, 2016	By:	/s/ Trevor R. Burgess
Name: Trevor R. Burgess
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger among, Bank of the Ozarks, Inc., Bank of the Ozarks, C1 Financial, Inc. and C1 Bank dated as of November 12, 2015, incorporated by reference to Exhibit 2.1 to C1’s Current Report on Form 8-K filed November 12, 2015.